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                                                                     EXHIBIT 8.1

                    SCHEDULE OF OUR SIGNIFICANT SUBSIDIARIES

                  Our principal subsidiaries, associates and affiliates, as at June 30, 2003 are outlined below:

                                                        COUNTRY OF         %           PRINCIPAL
                                                      INCORPORATION     HOLDING        ACTIVITY
                                                      -------------    ---------    ---------------
PRINCIPAL SUBSIDIARIES
Fletcher Challenge Forests Industries Limited               NZ            100       Forestry
Fletcher Challenge Forests Finance Limited                  NZ            100       Funding
Fletcher Challenge Forests (Manufacturing) Limited          NZ            100       Lumber
Fletcher Challenge Forests New Zealand Limited              NZ            100       Holding Company
Fletcher Challenge Forests USA Inc                         USA            100       Marketing
Fletcher Challenge Limited                                  NZ            100       Holding Company
Tarawera Forests Limited                                    NZ             82       Forestry
Fletcher Challenge Forests Funding USA Limited              NZ            100       Funding
South Woodlands Limited                                     NZ            100       Forestry
East Woodlands Limited                                      NZ            100       Forestry
Northwest Woodlands Limited                                 NZ            100       Forestry

ASSOCIATES AND AFFILIATES
American Wood Moulding LLC                                 USA             50       Distribution
Central North Island Forest Partnership (in                 NZ             50       Forestry
receivership)
The Empire Company, Inc (1)                                USA             33       Distribution
AWM Mexico                                                Mexico           50       Distribution

(1) On October 31, 2003 we agreed with the shareholders of The Empire Company, Inc. to increase our shareholding to 67%.